UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2023

Healthpeak Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-08895	33-0091377
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4600 South Syracuse Street, Suite 500

Denver, CO 80237

(Address of principal executive offices, including zip code)

(720) 428-5050

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1.00 par value	PEAK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On February 13, 2023, Sorrento Therapeutics, Inc. (“Sorrento”) announced that Sorrento and its wholly owned direct subsidiary, Scintilla Pharmaceuticals, Inc., commenced voluntary reorganization proceedings under Chapter 11 of the United States Bankruptcy Code. Sorrento has five separate leases with Healthpeak Properties, Inc. (“Healthpeak”) totaling approximately 374,000 square feet, including a 163,000 square foot lease on the Sorrento Gateway development project expected to commence mid-2023.

Due to the bankruptcy filing, Healthpeak will begin recognizing revenue for Sorrento on a cash basis going forward. Accordingly, Healthpeak expects to record a non-cash write-off of straight-line rent receivable of $8.7 million for the quarter ending March 31, 2023 relating to the in-place leases. Sorrento has not disclosed its decision whether to accept or reject its various leases with Healthpeak, and it is therefore not possible to determine the exact financial impact from Sorrento’s bankruptcy on Healthpeak at this time. Healthpeak may update guidance depending on the nature of further information as it becomes available.

Details of Healthpeak’s leases with Sorrento are as follows:

In-Place Leases

●	Four separate leases aggregating approximately 211,000 square feet

●	Net operating income (“NOI”) and Cash NOI contractually due for full-year 2023 are $12.8 million and $10.0 million, respectively

●	Sorrento paid its rent due to Healthpeak in full in January and February 2023

●	Healthpeak holds either a security deposit or a letter of credit pursuant to each of the four leases, totaling $2.6 million

Development Lease

●	A single lease for approximately 163,000 square feet, with expected initial occupancy in mid-2023

●	Based on a mid-2023 delivery date, total NOI and Cash NOI contractually due in 2023 pursuant to this lease would be $6.9 million and $0.8 million, respectively

●	As a result of the bankruptcy filing, Healthpeak currently does not expect to recognize any GAAP or cash rent on the Sorrento Gateway development lease in 2023

●	Healthpeak holds a $2.3 million letter of credit pursuant to this lease

Non-GAAP Financial Measures

This report contains certain supplemental non-GAAP financial measures. While Healthpeak believes that non-GAAP financial measures are helpful in evaluating its operating performance, the use of non-GAAP financial measures in this report should not be considered in isolation from, or as an alternative for, a measure of financial or operating performance as defined by GAAP. Healthpeak cautions you that there are inherent limitations associated with the use of each of these supplemental non-GAAP financial measures as an analytical tool. Additionally, Healthpeak’s computation of non-GAAP financial measures may not be comparable to those reported by other REITs. You can find definitions and reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures in the fourth quarter 2022 Discussion and Reconciliation of Non-GAAP Financial Measures available on our website.

The information set forth in this Item 7.01 is being furnished to, and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be incorporated by reference in any filing with, the Securities and Exchange Commission under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference therein.

Item 8.01	Other Events.

The information set forth above under Item 7.01, other than (i) the last sentence of the second paragraph and (ii) the information under the heading “Non-GAAP Financial Measures,” is incorporated hereunder by reference.

Forward-Looking Statements

This report includes statements that are not purely historical and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, including statements regarding the impact of Sorrento’s bankruptcy, future rent payments, and other statements regarding Healthpeak’s expectations, forecasts, beliefs, intentions or strategies regarding the future (including the impact on NOI and Cash NOI contractually due in 2023 pursuant to in-place and development leases). All statements other than historical facts contained in this report are forward-looking statements. These forward-looking statements involve a number of risks and uncertainties. All forward-looking statements included in this report are based on information available to Healthpeak on the date hereof, and Healthpeak assumes no obligation to update such forward-looking statements. Although Healthpeak’s management believes that the assumptions and expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. The actual results achieved by Healthpeak may differ materially from any forward-looking statements due to the risks and uncertainties of such statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Healthpeak Properties, Inc.

By:	/s/ Peter A. Scott
Name:	Peter A. Scott
Title:	Chief Financial Officer

Date: February 15, 2023